Exhibit 99.(a)(1)(D)



USE THIS FORM IF YOU ARE UNABLE TO DELIVER YOUR PSB HOLDINGS, INC. STOCK CERTIFICATE(S) BY THE EXPIRATION TIME.


                         NOTICE OF GUARANTEED DELIVERY

                                      OF

                            SHARES OF COMMON STOCK

                                      OF

                              PSB HOLDINGS, INC.

                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

       This form must be used in connection with your tender if the certificates for your shares of common stock of PSB Holdings, Inc. are not immediately available and time will not permit your stock certificates and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York time, on June 15, 2006 (the "Expiration Time").

       This form may be delivered by hand, mail, or facsimile transmission to the Depositary, and must be received by the Depositary on or before the Expiration Time.


                              THE DEPOSITARY IS:
                        REGISTRAR AND TRANSFER COMPANY

       By Mail or Facsimile:                  By Hand / Overnight Courier:
       Registrar and Transfer Company         Registrar and Transfer Company
       Attn:  Reorg/Exchange Dept.            Attn:  Reorg/Exchange Dept.
       P.O. Box 645                           10 Commerce Drive
       Cranford, New Jersey  07016            Cranford, New Jersey  07016
       Fax: (908) 497-2311

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.


       This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

       The undersigned hereby tenders to PSB Holdings, Inc. ("PSB") on the terms and subject to the conditions set forth in PSB's Offer to Purchase dated May 10, 2006 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares described below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall mean the common stock of PSB.


                                   ODD LOTS

                 (SEE INSTRUCTION 4 TO LETTER OF TRANSMITTAL)

       To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record, an aggregate of fewer than 100 Shares.

       The undersigned either (check one box):

       (box) is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

       (box) is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the shares.


(PLEASE TYPE OR PRINT)
CERTIFICATE NOS.
(IF AVAILABLE): _______________________ SIGNATURE(S) __________________________


NO. OF SHARES (CASH): ______________________________ __________________________


NO. OF SHARES (STOCK): _____________________________

NAME(S) ____________________________________________ DATED: ___________________

ADDRESS ____________________________________________

        ____________________________________________

        ____________________________________________

        ____________________________________________

AREA CODE(S) AND TELEPHONE NUMBER(S) __________________________________
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                              DELIVERY GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE)


       THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION, OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION, OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, WITHIN THREE TRADING DAYS (AS DEFINED IN THE OFFER TO PURCHASE, AFTER THE DATE HEREOF.)

       The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing the shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.



AUTHORIZED SIGNATURE: ____________________________________________________

__________________________________________________________________________

NAME: ____________________________________________________________________
                                (PLEASE PRINT)

TITLE: ___________________________________________________________________

NAME OF FIRM: ____________________________________________________________


ADDRESS: _________________________________________________________________
                             (INCLUDING ZIP CODE)

DAYTIME AREA CODE AND TELEPHONE NUMBER: __________________________________

DATE: ____________________________________________________________________
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